Exhibit 99.1

McGrath RentCorp Announces Results for Second Quarter 2009

EPS Decreases 29% to $0.30 for the Quarter
Rental Revenues Decrease 8%

LIVERMORE, Calif.--(BUSINESS WIRE)--August 6, 2009--McGrath RentCorp (NASDAQ: MGRC), a diversified business to business rental company, today announced revenues for the quarter ended June 30, 2009, of $66.5 million, a decrease of 10%, compared to $74.0 million in the second quarter of 2008. The Company reported net income of $7.0 million, or $0.30 per diluted share for the second quarter of 2009, compared to net income of $10.1 million, or $0.42 per diluted share, in the second quarter of 2008.

Dennis Kakures, President and CEO of McGrath RentCorp, made the following comments regarding these results and future expectations:

“The continuing challenges of adverse macroeconomic conditions, an unsettled fiscal landscape in California and very competitive market environments, caused a reduction in operating income in each of our established business segments, partly offset by the addition of Adler Tank Rentals. The impact of these difficult market conditions continues to be reflected in lower rental rates and utilization levels, in particular for our modulars and electronic test equipment businesses.

Mobile Modular’s rental revenues decreased by 7% compared to the second quarter of 2008, however, income from operations increased by 3% for the same year over year period. The increase in income from operations was due to reduced material and labor costs in our inventory centers from lower business activity levels and extensive cost reduction efforts, and a large sale of equipment off rent during the quarter. The significant inventory center cost reductions allowed gross margin on rents to increase to 65% compared to 61% a year ago. Our modular rental business continued to be challenged by the California budget situation and its impact on school modernization project starts, and the reduced business activity levels in residential and non-residential construction.

TRS-RenTelco’s rental revenues and income from operations decreased 24% and 77%, respectively, compared to the second quarter of 2008. Equipment returns were significantly lower during the quarter as compared to the second half of 2008 and the first quarter of 2009. However, rental bookings were well below last year’s second quarter, but were modestly higher than the first quarter of 2009. We are hopeful that we may have seen a bottoming in our monthly rental billing rate with flat ending month levels in May and June. We continued to make progress during the quarter in selling lower utilized equipment and reducing depreciation expense to support future profitability. Depreciation expense for the second quarter of 2009 was approximately 11% lower than for our peak fourth quarter 2008 level.

Adler Tanks’ rental revenues and income from operations decreased 7% and 59%, respectively, during the second quarter, compared to the first quarter of 2009. Adler faced lower business activity levels and a very competitive market environment during the quarter. The markedly larger reduction in income from operations compared to rental revenues during the quarter is chiefly related to planned expenditures associated with expanding Adler Tank Rentals into the Northern and Southern California and Pittsburgh markets, and rental equipment purchases to support all branch locations. Although the difficult macroeconomic environment and some seasonality factors negatively impacted Adler’s top line during the second quarter of 2009, business activity levels picked up materially during the later part of the quarter and into the third quarter. We believe this increase in market demand and our investment in entering new geographies will be reflected in a stronger financial performance for our tank rental business in the second half of 2009.

Our goals for the balance of 2009 are to continue building our new rental initiatives while managing costs tightly, and paying down debt. In fact, we’ve reduced debt levels from $305 million at the end of 2008, to just under $269 million at the end of the second quarter.”

All comparisons presented below are to the quarter ended June 30, 2008 unless otherwise indicated.

MOBILE MODULAR

For the second quarter of 2009, the Company’s Mobile Modular division reported a 3% increase in income from operations to $12.2 million. Rental revenues decreased 7% to $23.5 million, which resulted in a decrease in gross profit on rental revenues of 1% to $15.4 million. Sales revenues increased 45% to $7.0 million with gross profit on sales increasing 61% to $2.1 million due to a higher mix of sales of used equipment having higher gross margins. Selling and administrative expenses decreased 1% to $7.1 million.

TRS-RENTELCO

For the second quarter of 2009, the Company’s TRS-RenTelco division reported a 77% decrease in income from operations to $1.4 million. Rental revenues decreased 24% to $17.8 million, which resulted in a decrease in gross profit on rental revenues of 49% to $5.0 million. Sales revenues decreased 29% to $5.3 million with gross profit on sales decreasing 26% to $1.6 million due to a lower mix of sales of new equipment. Selling and administrative expenses decreased 12% to $5.6 million.

ADLER TANKS

For the second quarter of 2009, the Company’s Adler Tanks division, which was acquired on December 11, 2008, reported income from operations of $0.6 million. Rental revenues were $3.7 million, with gross profit on rental revenues of $2.3 million. Rental related services revenues were $1.4 million, with gross profit on rental related services revenues of $0.4 million. Selling and administrative expenses were $2.1 million.

OTHER SECOND QUARTER HIGHLIGHTS

  Debt decreased $25.1 million during the quarter to $268.6 million, with the Company’s funded debt (notes payable) to equity ratio decreasing from 1.22 to 1 at December 31, 2008 to 1.05 to 1 as of June 30, 2009. As of June 30, 2009, the Company had capacity to borrow an additional $110.4 million under its lines of credit.
  Dividend rate increased 10% to $0.22 per share for the second quarter 2009. On an annualized basis, this dividend represents a 4.6% yield on the August 5, 2009 close price of $19.16.
  Adjusted EBITDA decreased 12% to $30.3 million for the second quarter of 2009. At June 30, 2009, the Company’s ratio of funded debt to the last twelve months actual Adjusted EBITDA was 1.99 to 1.00 compared to 2.15 to 1.00 at December 31, 2008. Adjusted EBITDA is defined as net income before minority interest in income of subsidiary, interest expense, provision for income taxes, depreciation, amortization and other non-cash stock-based compensation. A reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K and 10-Q and other SEC filings. You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Form 10-K and 10-Q and other SEC filings.

FINANCIAL GUIDANCE

The Company is narrowing its previous 2009 full-year earnings guidance range of $1.30 to $1.45 per diluted share to an updated range of $1.30 to $1.40 per diluted share. Such a forward-looking statement reflects McGrath RentCorp’s expectations as of August 6, 2009. Actual 2009 full-year earnings per share results may be materially different since they are affected by many factors, including those factors outlined in the “forward-looking statements” paragraph at the end of this press release.

ABOUT MCGRATH RENTCORP

Founded in 1979, McGrath RentCorp is a diversified business to business rental company. Under the trade name Mobile Modular Management Corporation (Mobile Modular), it rents and sells modular buildings to fulfill customers’ temporary and permanent classroom and office space needs in California, Texas, Florida, North Carolina, Georgia, Maryland and Virginia. The Company’s TRS-RenTelco division rents and sells electronic test equipment and is one of the leading rental providers of general purpose and communications test equipment in the Americas. In 2008, the Company purchased the assets of Adler Tank Rentals, a New Jersey based supplier of rental containment solutions for hazardous and nonhazardous liquids and solids with operations today in the Northeast, Mid-Atlantic, Midwest, Southeast, Southwest and West. Also, in 2008, under the trade name TRS-Environmental, the Company entered the environmental test equipment rental business serving the Americas. In 2008, the Company also entered the portable storage container rental business in Northern California under the trade name Mobile Modular Portable Storage, and in 2009 expanded this business into Southern California, Texas and Florida. For more information on McGrath RentCorp, visit www.mgrc.com

CONFERENCE CALL NOTE

As previously announced in its press release of July 16, 2009, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on August 6, 2009 to discuss the second quarter 2009 results. To participate in the teleconference, dial 1-877-941-1427 (in the U.S.), or 1-480-629-9664 (outside the US), or visit the investor relations section of the Company’s website at www.mgrc.com. Telephone replay of the call will be available for 48 hours following the call by dialing 1-800-406-7325 (in the U.S.), or 1-303-590-3000 (outside the U.S.). The pass code for the call replay is 4117242.

FORWARD-LOOKING STATEMENTS

Statements in this press release which are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, regarding McGrath RentCorp’s business strategy, future operations, financial position, estimated revenues or losses, projected costs, prospects, plans and objectives are forward looking statements. These forward-looking statements appear in a number of places and can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “future,” “intend,” “hopes,” “goals” or “certain” or the negative of these terms or other variations or comparable terminology. Our hopes that we may have seen a bottoming in our monthly rental billing rate in May and June, our belief that Adler’s increased market demand and our investments in new geographies will reflect stronger financial performance for the tank rental business in the second half of 2009, and our goals of building new rental initiatives while managing costs tightly and paying down debt are all forward-looking statements.

Management cautions that forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause our actual results to differ materially from those projected in such forward-looking statements including, without limitation, the following: the continuation and deepening of the current recession and financial, budget and credit crises, particularly in California, including the impact on funding for school facility projects and residential and commercial construction sectors, our customers need and ability to rent our products, and the Company’s ability to access additional capital in the current uncertain capital and credit market; changes in state funding for education and the timing and impact of federal stimulus monies; the effectiveness of management’s strategies and decisions, general economic, stock market and business conditions, including in the states and countries where we sell or rent our products; continuing demand for our products; hiring, retention and motivation of key personnel; failure by third parties to manufacture and deliver our products in a timely manner and to our specifications; the cost of and our ability to successfully implement information system upgrades; our ability to finance expansion and to locate and consummate acquisitions and to successfully integrate, expand and operate Adler Tanks and other acquisitions; fluctuations in interest rates and the Company’s ability to manage credit risk; our ability to effectively manage our rental assets; the risk that we may be subject to litigation under environmental, health and safety and product liability laws and claims from employees, vendors and other third parties; fluctuations in the Company’s effective tax rate; changes in financial accounting standards; our failure to comply with internal control requirements; catastrophic loss to our facilities; effect on the Company’s Adler Tanks business from reductions to the price of oil; new or modified statutory or regulatory requirements; success of the Company’s strategic growth initiatives; risks associated with doing business with government entities; seasonality of our businesses; intense industry competition including increasing price pressure; our ability to timely deliver, install and redeploy our rental products; significant increases in raw materials, labor, and other costs; and risks associated with operating internationally, including unfavorable exchange rates for the U.S. dollar against our Canadian dollar denominated revenues.

Our future business, financial condition and results of operations could differ materially from those anticipated by such forward-looking statements and are subject to risks and uncertainties including the risks set forth above, those discussed in Part II—Item 1A “Risk Factors” and elsewhere in our Form 10-Q for the quarter ended June 30, 2009 filed with the SEC on August 6, 2009 and in our Form 10-K for the year ended December 31, 2008 filed with the SEC on February 25, 2009, and those that may be identified from time to time in our reports and registration statements filed with the SEC. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Forward-looking statements are made only as of the date of this press release and are based on management’s reasonable assumptions, however these assumptions can be wrong or affected by known or unknown risks and uncertainties. Readers should not place undue reliance on these forward-looking statements and are cautioned that any such forward-looking statements are not guarantees of future performance. We are under no duty to update any of the forward-looking statements after the date of this press release to conform such statements to actual results or to changes in our expectations.

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2009	2008	2009	2008

REVENUES
Rental	$45,083	$48,846	$93,455	$97,082
Rental Related Services	8,162	7,490	17,299	14,832
Rental Operations	53,245	56,336	110,754	111,914
Sales	12,580	17,001	21,535	26,174
Other	649	616	1,340	1,280
Total Revenues	66,474	73,953	133,629	139,368

COSTS AND EXPENSES
Direct Costs of Rental Operations
Depreciation of Rental Equipment	14,358	14,044	29,109	27,462
Rental Related Services	6,319	5,536	13,140	10,751
Other	8,047	9,591	16,577	17,681
Total Direct Costs of Rental Operations	28,724	29,171	58,826	55,894
Costs of Sales	8,799	11,667	15,472	17,465
Total Costs of Revenues	37,523	40,838	74,298	73,359
Gross Profit	28,951	33,115	59,331	66,009
Selling and Administrative Expenses	15,465	14,230	31,042	27,774
Income from Operations	13,486	18,885	28,289	38,235
Interest Expense	1,953	2,291	3,836	4,758
Income Before Provision for Income Taxes	11,533	16,594	24,453	33,477
Provision for Income Taxes	4,509	6,505	9,561	13,123
Net Income	$7,024	$10,089	$14,892	$20,354

Earnings Per Share:
Basic	$0.30	$0.43	$0.63	$0.85
Diluted	$0.30	$0.42	$0.62	$0.85
Shares Used in Per Share Calculation:
Basic	23,738	23,641	23,726	23,810
Diluted	23,804	23,890	23,827	23,977

Cash Dividends Declared Per Share	$0.22	$0.20	$0.44	$0.40

MCGRATH RENTCORP
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,	December 31,
(in thousands)	2009	2008

ASSETS
Cash	$454	$1,325
Accounts Receivable, net of allowance for doubtful
accounts of $1,700 in 2009 and $1,400 in 2008	66,756	86,011
Income Taxes Receivable	1,987	7,927

Rental Equipment, at cost:
Relocatable Modular Buildings	503,137	503,678
Electronic Test Equipment	248,069	255,778
Liquid and Solid Containment Tanks and Boxes	66,095	46,288
	817,301	805,744
Less Accumulated Depreciation	(267,421)	(253,506)
Rental Equipment, net	549,880	552,238

Property, Plant and Equipment, net	74,989	76,763
Prepaid Expenses and Other Assets	17,867	18,633
Intangible Assets, net	13,749	14,136
Goodwill	27,661	27,464
Total Assets	$753,343	$784,497

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Notes Payable	$268,583	$305,500
Accounts Payable and Accrued Liabilities	53,987	55,471
Deferred Income	20,355	28,055
Deferred Income Taxes, net	153,587	145,590
Total Liabilities	496,512	534,616

Shareholders’ Equity:
Common Stock, no par value -
Authorized -- 40,000 shares
Issued and Outstanding -- 23,749 shares in 2009 and
23,709 shares in 2008	48,255	45,754
Retained Earnings	208,576	204,127
Total Shareholders’ Equity	256,831	249,881
Total Liabilities and Shareholders’ Equity	$753,343	$784,497

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30,
(in thousands)	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$14,892	$20,354
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	32,041	28,749
Provision for Doubtful Accounts	722	654
Non-Cash Stock-Based Compensation	1,953	1,919
Gain on Sale of Rental Equipment	(5,202)	(4,824)
Change In:
Accounts Receivable	18,533	(2,312)
Income Taxes Receivable	5,940	—
Prepaid Expenses and Other Assets	629	(2,107)
Accounts Payable and Accrued Liabilities	(4,140)	(2,725)
Deferred Income	(7,700)	(4,927)
Deferred Income Taxes	7,997	10,576
Net Cash Provided by Operating Activities	65,665	45,357

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments related to Acquisition of Adler Tanks	(1,099)	—
Purchase of Rental Equipment	(33,673)	(54,665)
Purchase of Property, Plant and Equipment	(612)	(11,308)
Proceeds from Sale of Rental Equipment	15,175	12,558
Net Cash Used in Investing Activities	(20,209)	(53,415)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net Borrowings (Payments) Under Bank Lines of Credit	(24,917)	48,996
Principal Payments on Senior Notes	(12,000)	(12,000)
Proceeds from the Exercise of Stock Options	518	663
Excess Tax Benefit from Exercise and Disqualifying Disposition of Stock Options	34	133
Repurchase of Common Stock	—	(24,418)
Payment of Dividends	(9,962)	(9,104)
Net Cash (Used in) Provided by Financing Activities	(46,327)	4,270

Net Decrease in Cash	(871)	(3,788)
Cash Balance, beginning of period	1,325	5,090
Cash Balance, end of period	$454	$1,302

Interest Paid, during the period	$4,271	$5,059
Income Taxes Paid, during the period	$1,537	$2,415
Dividends Declared, not yet paid	$5,225	$4,713
Rental Equipment Acquisitions, not yet paid	$10,876	$10,432

MCGRATH RENTCORP BUSINESS SEGMENT DATA (unaudited) Three Months Ended June 30, 2009
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$23,534	$17,803	$3,746	$—	$45,083
Rental Related Services	6,340	426	1,396	—	8,162
Rental Operations	29,874	18,229	5,142	—	53,245
Sales	7,034	5,294	54	198	12,580
Other	143	498	8	—	649
Total Revenues	37,051	24,021	5,204	198	66,474

Costs and Expenses
Direct Costs of Rental Operations:
Depreciation of Rental Equipment	3,412	10,166	780	—	14,358
Rental Related Services	4,789	511	1,019	—	6,319
Other	4,728	2,667	652	—	8,047
Total Direct Costs of Rental Operations	12,929	13,344	2,451	—	28,724
Costs of Sales	4,902	3,659	37	201	8,799
Total Costs of Revenues	17,831	17,003	2,488	201	37,523

Gross Profit (Loss)
Rental	15,394	4,970	2,314	—	22,678
Rental Related Services	1,551	(85)	377	—	1,843
Rental Operations	16,945	4,885	2,691	—	24,521
Sales	2,132	1,635	17	(3)	3,781
Other	143	498	8	—	649
Total Gross Profit (Loss)	19,220	7,018	2,716	(3)	28,951
Selling and Administrative Expenses	7,064	5,639	2,132	630	15,465
Income (Loss) from Operations	$12,156	$1,379	$584	$(633)	13,486
Interest Expense					1,953
Provision for Income taxes					4,509
Net Income					$7,024

Other Information
Average Rental Equipment [1]	$476,314	$248,580	$55,468
Average Monthly Total Yield [2]	1.65%	2.39%	2.25%
Average Utilization [3]	75.3%	59.5%	53.3%
Average Monthly Rental Rate [4]	2.19%	4.01%	4.23%
  Average Rental Equipment represents the cost of rental equipment excluding new equipment inventory and accessory equipment.
  Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.
  Average Utilization is calculated by dividing the average cost of rental equipment on rent by the total cost of rental equipment excluding new equipment inventory and accessory equipment.
  Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

MCGRATH RENTCORP BUSINESS SEGMENT DATA (unaudited) Three Months Ended June 30, 2008
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$25,277	$23,569	—	$—	$48,846
Rental Related Services	7,029	461	—	—	7,490
Rental Operations	32,306	24,030	—	—	56,336
Sales	4,861	7,491	—	4,649	17,001
Other	159	457	—	—	616
Total Revenues	37,326	31,978	—	4,649	73,953

Costs and Expenses
Direct Costs of Rental Operations:
Depreciation of Rental Equipment	3,248	10,796	—	—	14,044
Rental Related Services	5,059	477	—	—	5,536
Other	6,520	3,071	—	—	9,591
Total Direct Costs of Rental Operations	14,827	14,344	—	—	29,171
Costs of Sales	3,534	5,290	—	2,843	11,667
Total Costs of Revenues	18,361	19,634	—	2,843	40,838

Gross Profit (Loss)
Rental	15,509	9,702	—	—	25,211
Rental Related Services	1,970	(16)	—	—	1,954
Rental Operations	17,479	9,686	—	—	27,165
Sales	1,327	2,201	—	1,806	5,334
Other	159	457	—	—	616
Total Gross Profit	18,965	12,344	—	1,806	33,115
Selling and Administrative Expenses	7,137	6,437	—	656	14,230
Income from Operations	$11,828	$5,907	—	$1,150	18,885
Interest Expense					2,291
Provision for Income taxes					6,505
Net Income					$10,089

Other Information
Average Rental Equipment [1]	$454,107	$248,182	—
Average Monthly Total Yield [2]	1.86%	3.17%	—
Average Utilization [3]	82.0%	69.4%	—
Average Monthly Rental Rate [4]	2.26%	4.56%	—
  Average Rental Equipment represents the cost of rental equipment excluding new equipment inventory and accessory equipment.
  Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.
  Average Utilization is calculated by dividing the average cost of rental equipment on rent by the total cost of rental equipment excluding new equipment inventory and accessory equipment.
  Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

MCGRATH RENTCORP BUSINESS SEGMENT DATA (unaudited) Six Months Ended June 30, 2009
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$48,389	$37,301	$7,765	$—	$93,455
Rental Related Services	13,533	897	2,869	—	17,299
Rental Operations	61,922	38,198	10,634	—	110,754
Sales	10,480	10,238	54	763	21,535
Other	305	1,020	15	—	1,340
Total Revenues	72,707	46,456	10,703	763	133,629

Costs and Expenses
Direct Costs of Rental Operations:
Depreciation of Rental Equipment	6,842	20,806	1,461	—	29,109
Rental Related Services	10,131	956	2,053	—	13,140
Other	9,752	5,672	1,153	—	16,577
Total Direct Costs of Rental Operations	26,725	27,434	4,667	—	58,826
Costs of Sales	7,477	7,205	37	753	15,472
Total Costs of Revenues	34,202	34,639	4,704	753	74,298

Gross Profit (Loss)
Rental	31,795	10,823	5,151	—	47,769
Rental Related Services	3,402	(59)	816	—	4,159
Rental Operations	35,197	10,764	5,967	—	51,928
Sales	3,003	3,033	17	10	6,063
Other	305	1,020	15	—	1,340
Total Gross Profit	38,505	14,817	5,999	10	59,331
Selling and Administrative Expenses	14,261	11,416	3,984	1,381	31,042
Income (Loss) from Operations	$24,244	$3,401	$2,015	$(1,371)	28,289
Interest Expense					3,836
Provision for Income taxes					9,561
Net Income					$14,892

Other Information
Average Rental Equipment [1]	$476,629	$251,063	$51,379
Average Monthly Total Yield [2]	1.69%	2.48%	2.52%
Average Utilization [3]	76.8%	60.5%	58.7%
Average Monthly Rental Rate [4]	2.20%	4.09%	4.29%
  Average Rental Equipment represents the cost of rental equipment excluding new equipment inventory and accessory equipment.
  Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.
  Average Utilization is calculated by dividing the average cost of rental equipment on rent by the total cost of rental equipment excluding new equipment inventory and accessory equipment.
  Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

MCGRATH RENTCORP BUSINESS SEGMENT DATA (unaudited) Six Months Ended June 30, 2008
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$51,192	$45,890	—	$—	$97,082
Rental Related Services	13,930	902	—	—	14,832
Rental Operations	65,122	46,792	—	—	111,914
Sales	7,733	11,969	—	6,472	26,174
Other	304	976	—	—	1,280
Total Revenues	73,159	59,737	—	6,472	139,368

Costs and Expenses
Direct Costs of Rental Operations:
Depreciation of Rental Equipment	6,488	20,974	—	—	27,462
Rental Related Services	9,891	860	—	—	10,751
Other	12,028	5,653	—	—	17,681
Total Direct Costs of Rental Operations	28,407	27,487	—	—	55,894
Costs of Sales	5,476	7,954	—	4,035	17,465
Total Costs of Revenues	33,883	35,441	—	4,035	73,359

Gross Profit
Rental	32,676	19,263	—	—	51,939
Rental Related Services	4,039	42	—	—	4,081
Rental Operations	36,715	19,305	—	—	56,020
Sales	2,257	4,015	—	2,437	8,709
Other	304	976	—	—	1,280
Total Gross Profit	39,276	24,296	—	2,437	66,009
Selling and Administrative Expenses	14,064	12,330	—	1,380	27,774
Income from Operations	$25,212	$11,966	—	$1,057	38,235
Interest Expense					4,758
Provision for Income taxes					13,123
Net Income					$20,354

Other Information
Average Rental Equipment [1]	$452,704	$242,037	—
Average Monthly Total Yield [2]	1.88%	3.16%	—
Average Utilization [3]	82.3%	69.2%	—
Average Monthly Rental Rate [4]	2.29%	4.57%	—
  Average Rental Equipment represents the cost of rental equipment excluding new equipment inventory and accessory equipment.
  Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.
  Average Utilization is calculated by dividing the average cost of rental equipment on rent by the total cost of rental equipment excluding new equipment inventory and accessory equipment.
  Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with generally accepted accounting principles (“GAAP”), the Company presents Adjusted EBITDA which is defined by the Company as net income before minority interest in income of subsidiary, interest expense, provision for income taxes, depreciation, amortization, and non-cash stock-based compensation.

The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance and evaluate the Company’s ability to meet future capital expenditure and working capital requirements. Management believes the exclusion of non-cash charges, including stock-based compensation, is useful in measuring the Company’s cash available to operations and the performance of the Company. Because we find Adjusted EBITDA useful the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP in the United States or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP, and may be different from non−GAAP measures used by other companies. Unlike EBITDA which may be used by other companies or investors, Adjusted EBITDA does not include stock-based compensation charges and income from the minority interest in the Company’s Enviroplex subsidiary. The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow. In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance. Since Adjusted EBITDA is a non-GAAP financial measure as defined by the Securities and Exchange Commission, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States.

Reconciliation of Net Income to Adjusted EBITDA
(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2009	2008	2009	2008	2009	2008
Net Income	$7,024	$10,089	$14,892	$20,354	$35,741	$44,351
Minority Interest in Income of Subsidiary	—	—	—	—	—	79
Provision for Income Taxes	4,509	6,505	9,561	13,123	22,936	28,697
Interest	1,953	2,291	3,836	4,758	9,055	10,024
Income from Operations	13,486	18,885	28,289	38,235	67,732	83,151
Depreciation and Amortization	15,830	14,699	32,041	28,749	63,708	56,850
Non-Cash Stock-Based Compensation	978	987	1,953	1,919	3,801	3,672
Adjusted EBITDA [1]	$30,294	$34,571	$62,283	$68,903	$135,241	$143,673

Adjusted EBITDA Margin [2]	46%	47%	47%	49%	45%	49%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities
(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2009	2008	2009	2008	2009	2008
Adjusted EBITDA [1]	$30,294	$34,571	$62,283	$68,903	$135,241	$143,673
Interest Paid	(2,468)	(2,899)	(4,271)	(5,059)	(9,285)	(10,144)
Income Taxes Paid	(1,070)	(1,576)	(1,537)	(2,415)	(3,703)	(10,762)
Gain on Sale of Rental Equipment	(3,504)	(2,484)	(5,202)	(4,824)	(11,563)	(10,500)
Change in certain assets and liabilities:
Accounts Receivable, net	6,598	(8,339)	19,255	(1,657)	7,571	(4,558)
Income Taxes Receivable	5,940	—	5,940	—	5,940	—
Prepaid Expenses and Other Assets	(1,543)	(3,102)	629	(2,104)	258	(2,780)
Accounts Payable and Other Liabilities	1,321	4,857	(3,732)	(2,560)	(1,751)	984
Deferred Income	(1,856)	(1,272)	(7,700)	(4,927)	(3,667)	5,560
Net Cash Provided by Operating Activities	$33,712	$19,756	$65,665	$45,357	$119,041	$111,473
  Adjusted EBITDA is defined as net income before minority interest in income of subsidiary, interest expense, provision for income taxes, depreciation, amortization, and non-cash stock-based compensation.
  Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

CONTACT:
McGrath RentCorp
Keith E. Pratt, Chief Financial Officer, 925-606-9200